Exhibit 10.18

2/12/12

To:  Mr. Avtar Singh/Mr. Jain Parkash

PUNJAB Chemicals and Corp Protection Ltd.

(Pharma Div.-Alpha Drug)

Village – Kolimajra and Samalheri, P.O.- Lalru

Distt. SAS Nagar Mohali, Punjab - 140501

Re: Amendment to Manufacture and Supply Agreement

Enzymotec Ltd., and PUNJAB Chemicals and Corp Protection Ltd. (Pharma Div.-Alpha Drug), are parties to a Manufacture and Supply Agreement dated February 15, 2009 (the “Agreement”). The parties would like to make certain Amendment to the Agreement as follows:

Manufacturer undertakes to establish and operate no later than January 1, 2013 and at its own costs and expenses an increased capacity of the Manufacturing Lines. The equipment and tooling necessary for the increased capacity of the Manufacturing Lines are as set forth in Exhibit A to this Amendment attached hereto.

The increased capacity Manufacturing Line will be used solely and exclusively in the manufacture of the Products for Enzymotec.

Enzymotec will pay Manufacturer an additional advance payment of US$[***], (the "Additional Advance"). The Additional Advance will be credited against future payments to Manufacturer for the Product as set forth herein.

Beginning on the signature of this Addendum, and during the remainder of the term of the Agreement, Manufacturer will provide Enzymotec once per calendar quarter with a credit of US$[***], until the entire amount of the Additional Advance is used by Enzymotec. Notwithstanding the foregoing, upon termination of the Agreement for any reason whatsoever the entire balance of the Additional Advance will become due and payable by Manufacturer.

To secure the complete repayment of the Additional Advance to Enzymotec, Enzymotec will have a first priority lien on the entire equipment and tooling relating to the increased capacity Manufacturing Lines. This lien will be removed only upon the use of the entire Additional Advance by Enzymotec and only after the written confirmation by Enzymotec that the entire amount of the Additional Advance has been repaid to it.

All other terms of the Agreement shall remain in full force.

By signing below you agree to amend the Agreement as proposed.

Sincerely yours,

Yoni Twito

*** Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

Enzymotec Ltd.

By:	/s/ Yossi Ohana /s/ Oren Bryan

	Name:	Yossi Ohana Oren Bryan

	Title:	Controller CFO

Agreed to and Accepted:

PUNJAB Chemicals and Corp Protection Ltd. (Pharma Div.-Alpha Drug)

By:	/s/ Avtar Singh

	Name:	Avtar Singh

	Title:	Director (Operation & Business Development)

Exhibit A – Increased Capacity of Manufacturing Lines

EQUIPMENT LIST (INCREASE CAPACITY)

[***]

PROJECT COST (INCREASE CAPACITY)

[***]

*** Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.